Exhibit 99.1

Wesco Aircraft Appoints Kerry A. Shiba
Executive Vice President and Chief Financial Officer

– Accomplished Leader Brings More Than 40 Years of Experience in Financial Management,
Capital Restructuring, Strategic Planning and Operation Improvements –

VALENCIA, Calif., September 18, 2017 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), the world’s leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that its board of directors has appointed Kerry A. Shiba as executive vice president and chief financial officer, effective September 18, 2017. Mr. Shiba succeeds Richard J. Weller, who previously announced his intention to retire.

Todd Renehan, chief executive officer, said, “We are pleased to welcome Kerry to the Wesco Aircraft team. He is an accomplished financial leader who brings more than 40 years of experience and a proven track record in financial management, capital restructuring, strategic planning and operation improvements with major tier-one suppliers and manufacturers. His appointment strengthens the Wesco management team, and we believe his contributions will be instrumental as we continue to focus on improving the business and financial results.”

Prior to joining Wesco Aircraft, Mr. Shiba, 62, was executive vice president, chief financial officer and secretary of Superior Industries International, Inc., a tier-one supplier of aluminum automotive wheels, where he led global financial operations that included treasury, accounting, tax, financial planning and analysis, investor relations and risk management. Previously, he served as senior vice president, chief financial and restructuring officer, and president of the original equipment business unit of Remy International, Inc. Mr. Shiba also held senior management positions with Kaiser Aluminum Corporation, including vice president and chief financial officer, and served in senior financial management roles with The BF Goodrich Company. He began his career with Ernst & Young, L.L.P.

Mr. Shiba holds a bachelor’s degree in accounting and political science, magna cum laude, from Baldwin Wallace College in Berea, Ohio.

About Wesco Aircraft

Wesco Aircraft is the world’s leading distributor and provider of comprehensive supply chain management services to the global aerospace industry, based on annual sales. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including C-class hardware, chemical and electrical and comprised of more than 565,000 active SKUs.

To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

Forward Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft Holdings, Inc. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “believe,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, the reader should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers, or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations, including exposure to foreign currency movements; risks associated with assumptions the company makes in connection with its critical accounting estimates (including goodwill) and legal proceedings; the company’s dependence on third-party package delivery companies; fuel price risks; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; risks related to the company’s indebtedness; and other risks and uncertainties.

The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information:

Jeff Misakian

Vice President, Investor Relations

661-362-6847

Jeff.Misakian@wescoair.com